EXHIBIT 5
POWER OF ATTORNEY
     We, the undersigned on this Schedule 13D hereby severally constitute and appoint Richard Yanofsky our true and lawful attorney with full power to him, and with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Schedule 13D and any and all amendments to said Schedule 13D, and generally to do all such things in our names and on our behalf in our capacities as officers and managing members to enable the reporting companies to comply with the provisions of the Securities Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, or their substitute or substitutes, to said Schedule 13D and any and all amendments.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned officers and managing members of the reporting companies have hereunto set their hands as of March 12, 2010.

By:	/s/ Francis Choi
Francis Choi

By:	/s/ Eric Lau
Eric Lau

By:	/s/ Peter Yanofsky
Peter Yanofsky

By:	/s/ Richard Yanofsky
Richard Yanofsky